Exhibit 5.2

April 16, 2018

Boaz Energy II, LLC

201 West Wall Street, Suite 421

Midland, Texas 79701

Re: PermRock Royalty Trust

Ladies and Gentlemen:

We have acted as special counsel to Boaz Energy II, LLC, a Delaware limited liability company (the “Company”), in connection with the proposed issuance of trust units (the “Trust Units”) representing beneficial interests in PermRock Royalty Trust, a Delaware statutory trust (the “Trust”). The offering of the Trust Units is being registered pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2018 (Registration No. 333-224191) (as so filed and as amended, the “Registration Statement”).

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

(a)                                 the certificate of formation of the Company, as filed with the office of the Secretary of State of the State of Delaware on September 20, 2013;

(b)                                 the Second Amended and Restated Limited Liability Company Agreement of the Company, dated April 16, 2018;

(c)                                  the certificate of trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware on November 22, 2017;

(d)                                 the Trust Agreement, dated as of November 22, 2017, by and among the Company, as trustor, Wilmington Trust, National Association, as Delaware trustee, and Southwest Bank, the predecessor to Simmons Bank, as issuer trustee (the “Trust Agreement”); and

(e) the form of Amended and Restated Trust Agreement of the Trust filed as an exhibit to the Registration Statement (the “Amended and Restated Trust Agreement” and, together with the Trust Agreement, the “Trust Documents”).

With your consent, we have relied upon certificates and other assurances of officers of the Company, public officials and others as to factual matters without having independently verified such factual matters. We have assumed further that the Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, authority and legal right to issue the Trust Units under the Amended and Restated Trust Agreement.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

April 16, 2018

1.                                      The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware with limited liability company power and authority to execute and deliver the Trust Documents.

2.                                      The execution, delivery and performance of the Trust Documents have been duly authorized by all necessary limited liability company action of the Company, and the Trust Agreement has been duly executed and delivered by the Company.

The foregoing opinions are limited in all respects to the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.